FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP

ANNOUNCES 9.6% EARNINGS INCREASE FOR THE SECOND QUARTER

July 23, 2008-Honesdale, PA

William W. Davis, Jr. President and Chief Executive Officer of Norwood Financial Corp (Nasdaq-NWFL) and its subsidiary, Wayne Bank announced earnings for the three months ended June 30, 2008 of $1,721,000. This represents an increase of $151,000, or 9.6%, over the $1,570,000 earned in the similar period of 2007. Earnings per share (fully diluted) were $.62 in the 2008 period, a 12.7% increase over the $.55 earned in the similar period in 2007. Annualized return on average assets for the three months ended June 30, 2008 was 1.42% with an annualized return on average equity of 12.19% with both measures showing improvement over the prior year. Net income for the six months ended June 30, 2008 totaled $3,500,000, which represents a 15.4% increase over the $3,033,000 earned in the similar period of 2007. Earnings per share (fully diluted) for the six months ended June 30, 2008 reflected a 17.8% increase at $1.26 per share in the 2008 period compared to $1.07 in the same 2007 period. Earnings per share for both the six and three months ended June 30, 2008 benefited from the open market purchase of 69,200 shares since June 30, 2007.

Total assets as of June 30, 2008 were $491.9 million with loans receivable of $332.8 million, deposits of $365.3 million and stockholders’ equity of $55.9 million. Total assets have increased $17.9 million, compared to June 30, 2007.

Loans receivable increased $11.1 million from June 30, 2007. The increase was centered in the commercial loan portfolio principally real estate related, which increased

$11.3 million. In 2008, the Company sold $14.4 million of fixed rate residential mortgages for purposes of interest rate risk management.

Non-performing assets totaled $1,515,000 and represented .31% of total assets as of June 30, 2008 compared to $477,000 and .10% as of June 30, 2007. The increase is due to $1,200,000 of other real estate acquired through a Deed in Lieu of Foreclosure. The Company is actively pursuing a resolution for the property which consists of undeveloped residential building lots in Monroe County, Pennsylvania. Net charge-offs were $10,000 for the quarter and totaled $29,000 for the six months ended June 30, 2008 compared to $26,000 and $33,000 respectively for the similar periods in 2007. Even with a low level of charge-offs, the Company determined that it was appropriate to increase the provision for loan losses to $110,000 and $185,000 for the three and six month periods ended June 30, 2008, respectively compared to $55,000 and $105,000, respectively for the similar periods in 2007. The allowance for loan losses totaled $4,237,000 and represented 1.27% of total loans as of June 30, 2008, increasing from $3,900,000 and 1.21% as of June 30, 2007.

For the three months ended June 30, 2008, net interest income, on a fully taxable equivalent basis (fte), totaled $4,737,000, an increase of $287,000 or 6.5% over the similar period in 2007. Net interest margin (fte) for the 2008 period was 4.06% increasing from 4.00% for the similar period in 2007. The increase in net interest margin was principally due to a decrease of 96 basis points in the cost of funds. This was partially offset by a decline in loan yields as a result of the prime rate decrease to 5.00% as of June 30, 2008 compared to 8.25% as of June 30, 2007. Net interest income (fte) for the six months ended June 30, 2008 totaled $9,217,000, an increase of $547,000, or 6.3%, over the similar period in 2007. Net interest margin (fte) for the 2008 period was 3.98% compared to 3.93% in 2007.

Other income for the three months ended June 30, 2008 totaled $962,000 compared to $857,000 for the similar period in 2007. The increase was principally due to a $25,000 increase in deposit service charges and $52,000 increase in loan related fees. For the six months ended June 30, 2008, other income totaled $2,224,000 compared to $1,751,000 for the similar period in 2007. The increase was primarily due to the gain on the sale of $14.4 million of fixed rate 30 year residential mortgages of $396,000, compared to $8,000 in similar gains in the 2007 period.

Other expenses totaled $2,972,000 for the three months ended June 30, 2008, compared to $2,847,000 for the similar period in 2007. The increase was due in part to $52,000 of expense related to other real estate acquired through foreclosure. For the six months ended June 30, 2008, other expenses totaled $5,933,000, an increase of $225,000, or 3.9% over $5,708,000 for the similar period in 2007. The increase was due to a $109,000 increase in salaries and employee benefit costs and $52,000 of expense related to other real estate acquired through foreclosure.

Mr. Davis remarked, “We are pleased with our solid financial results through six months of 2008. Though Wayne Bank never participated in the sub-prime mortgage business, we certainly recognize the current stress on the economy and its impact on our customers. We are continually monitoring our credit quality and are aggressively addressing any issues as they arise. The Company has a strong capital position with all capital ratios at the top of our banking peer group. The Company continues to invest in technology. In 2008, we introduced our remote deposit capture product - Business Link – and deployed similar technology throughout our branches. This will improve customer service and internal efficiency. We are also working on enhancements to our website which will benefit our customers.”

Norwood Financial Corp, through its subsidiary Wayne Bank, operates twelve offices in Wayne, Pike and Monroe Counties, Pennsylvania. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward Looking Statements

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements. Those risks and uncertainties include changes in the absolute and relative levels of interest rates, risks associated with the effect of opening a new branch, the ability to control costs and expenses, demand for real estate and general economic conditions. Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and net interest income, which are non-GAAP financial measures. Tax-equivalent interest income and net interest income are derived from GAAP interest income and net interest income using an assumed tax rate of 34%. We believe the presentation of interest income and net interest income on a tax-equivalent basis ensures comparability of interest income and net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

Contact: Lewis J. Critelli

Executive Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP.
570-253-8512
www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
INTEREST INCOME
Loans receivable, including fees	$5,410	$5,878	$11,051	$11,718
Securities	1,537	1,278	3,026	2,496
Other	6	90	25	111
Total Interest income	6,953	7,246	14,102	14,325

INTEREST EXPENSE
Deposits	1,963	2,474	4,334	4,960
Short-term borrowings	178	205	365	461
Long-term debt	238	281	505	527
Total Interest expense	2,379	2,960	5,204	5,948
NET INTEREST INCOME	4,574	4,286	8,898	8,377
PROVISION FOR LOAN LOSSES	110	55	185	105
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,464	4,231	8,713	8,272

OTHER INCOME
Service charges and fees	670	635	1,308	1,241
Income from fiduciary activities	110	93	202	218
Net realized gains on sales of securities	9	15	9	15
Gains on sale of loans	8	1	396	8
Other	165	113	309	269
Total other income	962	857	2,224	1,751

OTHER EXPENSES
Salaries and employee benefits	1,498	1,438	3,044	2,935
Occupancy, furniture and equipment	414	416	844	831
Data processing related	180	168	368	342
Taxes, other than income	131	121	257	239
Professional Fees	88	94	178	183
Other	661	610	1,242	1,178
Total other expenses	2,972	2,847	5,933	5,708

INCOME BEFORE TAX	2,454	2,241	5,004	4,315
INCOME TAX EXPENSE	733	671	1,504	1,282
NET INCOME	$1,721	$1,570	$3,500	$3,033

Basic earnings per share	$0.63	$0.56	$1.28	$1.09

Diluted earnings per share	$0.62	$0.55	$1.26	$1.07

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended June 30	2008	2007

Net interest income	$4,574	$4,286
Net income	1,721	1,570

Net interest spread (fully taxable equivalent)	3.50%	3.31%
Net interest margin (fully taxable equivalent)	4.06%	4.00%
Return on average assets	1.42%	1.35%
Return on average equity	12.19%	11.77%
Basic earnings per share	$0.63	$0.56
Diluted earnings per share	0.62	0.55

For the Six Months Ended June 30

Net interest income	$8,898	$8,377
Net income	3,500	3,033

Net interest spread (fully taxable equivalent)	3.37%	3.23%
Net interest margin (fully taxable equivalent)	3.98%	3.93%
Return on average assets	1.45%	1.32%
Return on average equity	12.44%	11.52%
Basic earnings per share	$1.28	$1.09
Diluted earnings per share	1.26	1.07

As of June 30

Total Assets	$491,909	$474,018
Total Loans receivable	332,754	321,654
Allowance for loan losses	4,237	3,900
Total deposits	365,271	373,744
Stockholders’ equity	55,931	53,134
Trust Assets under management	98,157	103,847

Book value per share	$20.44	$19.11
Equity to total assets	11.37%	11.21%
Allowance to total loans receivable	1.27%	1.21%
Nonperforming loans to total loans	0.09%	0.15%
Nonperforming assets to total assets	0.31%	0.10%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share data)

(unaudited)

	June 30
	2008	2007
ASSETS
Cash and due from banks	$9,664	$9,321
Interest bearing deposits with banks	51	3,641
Federal funds sold	—	5,940
Cash and cash equivalents	9,715	18,902

Securities available for sale	130,811	116,299
Securities held to maturity, fair value 2008: $721 2007: $970	706	955
Loans receivable (net of unearned Income)	332,754	321,654
Less: Allowance for loan losses	4,237	3,900
Net loans receivable	328,517	317,754
Investment in FHLB Stock	2,657	1,933
Bank premises and equipment, net	5,702	5,853
Bank owned life insurance	7,916	7,621
Foreclosed real estate owned	1,200	—
Accrued interest receivable	2,221	2,298
Other assets	2,464	2,403
TOTAL ASSETS	$491,909	$474,018

LIABILITIES
Deposits:
Non-interest bearing demand	$59,496	$60,440
Interest-bearing	305,775	313,304
Total deposits	365,271	373,744
Short-term borrowings	42,060	19,147
Long-term debt	23,000	23,000
Accrued interest payable	2,686	2,802
Other liabilities	2,961	2,191
TOTAL LIABILITIES	435,978	420,884

STOCKHOLDERS’ EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	10,043	10,155
Retained earnings	48,642	44,877
Treasury stock, at cost: 2008: 104,641 shares, 2007: 60,914 shares	(3,250)	(1,863)
Accumulated other comprehensive income (loss)	212	(319)
TOTAL STOCKHOLDERS’ EQUITY	55,931	53,134

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$491,909	$474,018

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
	2008	2008	2007	2007	2007
ASSETS
Cash and due from banks	$9,664	$8,283	$9,014	$8,656	$9,321
Interest bearing deposits with banks	51	33	50	218	3,641
Federal funds sold	—	—	—	—	5,940
Cash and cash equivalents	9,715	8,316	9,064	8,874	18,902

Securities available for sale	130,811	130,633	123,987	118,736	116,299
Securities held to maturity	706	706	705	705	955
Loans receivable (net of unearned Income)	332,754	329,377	331,296	328,582	321,654
Less: Allowance for loan losses	4,237	4,137	4,081	3,979	3,900
Net loans receivable	328,517	325,240	327,215	324,603	317,754
Investment in FHLB stock	2,657	2,124	2,072	1,989	1,933
Bank premises and equipment, net	5,702	5,668	5,742	5,764	5,853
Foreclosed real estate owned	1,200	—	—	—	—
Other assets	12,601	11,280	11,825	12,195	12,322
TOTAL ASSETS	$491,909	$483,967	$480,610	$472,866	$474,018

LIABILITIES
Deposits:
Non-interest bearing demand	$59,496	$55,618	$60,061	$60,880	$60,440
Interest- bearing deposits	305,775	315,535	309,939	306,673	313,304
Total deposits	365,271	371,153	370,000	367,553	373,744
Other borrowings	65,060	51,006	49,686	45,628	42,147
Other liabilities	5,647	5,234	5,105	4,965	4,993
TOTAL LIABILITIES	435,978	427,393	424,791	418,146	420,884

STOCKHOLDERS’ EQUITY	55,931	56,574	55,819	54,720	53,134

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$491,909	$483,967	$480,610	$472,866	$474,018

N    NORWOOD FINANCIAL CORP.

      Consolidated Statements of Income (unaudited)

      (dollars in thousands, except per share data)

	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
Three months ended	2008	2008	2007	2007	2007
INTEREST INCOME
Loans receivable, including fees	$5,410	$5,641	$5,948	$6,054	$5,878
Securities	1,537	1,489	1,448	1,370	1,278
Other	6	19	77	33	90
Total Interest income	6,953	7,149	7,473	7,457	7,246

INTEREST EXPENSE
Deposits	1,963	2,371	2,518	2,489	2,474
Borrowings	416	454	552	476	486
Total Interest expense	2,379	2,825	3,070	2,965	2,960
NET INTEREST INCOME	4,574	4,324	4,403	4,492	4,286
PROVISION FOR LOAN LOSSES	110	75	120	90	55
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,464	4,249	4,283	4,402	4,231

OTHER INCOME
Service charges and fees	670	638	633	635	635
Income from fiduciary activities	110	92	88	117	93
Net realized gains on sales of securities	9	—	2	—	15
Gains on sale of loans	8	388	7	8	1
Other	165	144	130	153	113
Total other income	962	1,262	860	913	857

OTHER EXPENSES
Salaries and employee benefits	1,498	1,546	1,458	1,432	1,438
Occupancy, furniture and equipment , net	414	430	409	400	416
Other	1,060	985	979	955	993
Total other expenses	2,972	2,961	2,846	2,787	2,847

INCOME BEFORE TAX	2,454	2,550	2,297	2,528	2,241
INCOME TAX EXPENSE	733	771	625	722	671
NET INCOME	$1,721	$1,779	$1,672	$1,806	$1,570

Basic earnings per share	$0.63	$0.65	$0.61	$0.65	$0.56

Diluted earnings per share	$0.62	$0.64	$0.60	$0.64	$0.55

Book Value per share	$20.44	$20.65	$20.27	$19.77	$19.11

Return on average equity	12.19%	12.71%	12.02%	13.29%	11.77%
Return on average assets	1.42%	1.49%	1.38%	1.53%	1.35%

Net interest spread	3.50%	3.24%	3.24%	3.39%	3.31%
Net interest margin	4.06%	3.90%	3.95%	4.11%	4.00%

Allowance for loan losses to total loans	1.27%	1.26%	1.23%	1.21%	1.21%
Net charge-offs/(recoveries) to average loans (annualized)	0.01%	0.02%	0.02%	0.01%	0.03%
Nonperforming loans to total loans	0.09%	0.09%	0.05%	0.04%	0.15%
Nonperforming assets to total assets	0.31%	0.06%	0.03%	0.03%	0.10%